Exhibit 99.1
Jefferies 4th Annual Global Technology Conference March 8, 2010

2 Safe Harbor Statement Statements made herein include forward-looking statements, including, but not limited to, those related to growth of markets, market position, acceptance of certain Opnext products, execution of new development contracts, management's expectations with respect to the Company's initiatives, position for future growth, the general market outlook and the outlook for the industry. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things: the general outlook for the future is based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management's control; and the market in which Opnext operates is volatile, implementation of operating strategies may not achieve the desired impact relative to changing market conditions and the success of these strategies will depend on the effective implementation of our strategies while minimizing organizational disruption. Other factors that could cause Opnext's future, including future financial position and results from operations, to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the success of Opnext's research and development efforts; the ability of Opnext to source critical parts and to react to changes in general industry and market conditions, including regulatory developments; expenses associated with litigation; rights to intellectual property; market trends and the adoption of industry standards; the ability of Opnext to integrate, and realize the value from, the acquisition of StrataLight Communications; and consolidations within or affecting the optical modules and components industry. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect Opnext's business. Additional information regarding these and other factors can be found in Opnext's reports filed with the Securities and Exchange Commission, including Opnext's Annual Report on Form 10-K filed on June 15, 2009, as amended. In providing forward-looking statements, Opnext expressly disclaims any obligation to update these statements, publicly or otherwise, whether as a result of new information, future events or otherwise, except to comply with applicable federal and state securities laws. Certain data included in this presentation includes non-GAAP financial measures. Reconciliations of the non-GAAP financial measures for the quarters ended December 31, 2009 and 2008 and September 30, 2009 are included in Opnext's earnings releases dated February 4, 2010 and November 9, 2009 which is available on the Investor Relations section of the Opnext website at http://www.opnext.com.

3 Clarity Partners Hitachi, Ltd. Fiber Optic Component BU Hitachi, Ltd. Opto Device September 2000 October 2002 Pine Photonics Pluggable Transceivers June 2003 Clarity and Hitachi unlocked the value of Hitachi's laser technology and business by creating a standalone, market-driven company History February 15, 2007 OPXT StrataLight Transmission Subsystems January 2009 July 2001

Global Locations Global Locations Corporate Headquarters, Americas Sales Pluggables Business Fremont, CA Subsystems Business Los Gatos, CA Global Operations Eatontown, NJ Europe Sales Munich, Germany Asia-Pacific Sales Shanghai, PRC Devices Business Komoro, Japan Japan Sales Tokyo, Japan Modules Business Totsuka, Japan 4

5 Material Engineering InGaAlAs (InP) Laser Diodes DFB laser EA TOSA / ROSA Miniaturization Integration Subsystem Linecards 300-pin XFP X2 SFP+ XENPAK Optical expertise from laser to subsystems provides the needed flexibility for system vendors Solutions for All Levels of Optical Networking

More than just communications! Defense & Security Laser printing / MFP Laser Targeting Biomedical Light healing / DNA & Blood Analysis Commercial Applications Barcode Scanners Industrial Uses Distance Measurement Display Technologies Infrared / Night Vision Show Lasers Lasers for Mini Projectors Heads-Up Display Laser Level Industrial & Commercial Products 6

Source: Cisco Visual Networking Index June 2009 IP Traffic Growth 40% CAGR Petabyte/month IP traffic expected to quintuple from 2008 to 2013 Consumer IP traffic expected to grow at a 40% CAGR between 2008 and 2013 Consumer IPTV and CATV traffic expected to grow at a 53% CAGR between 2008 and 2013 7

Total Optical Component Market Source: Ovum-RHK Jul'09 Report, Ovum-RHK Feb'09 Forecast and LightCounting Sept'09 Forecast 7% CAGR $3,422 $3,833 $3,348 $4,723 '10-'12 25% CAGR '10-'12 14% CAGR $3,985 $3,273 Legacy, FTTx, Transport, Passives Discretes Total Optical Component Spending ($mm) 8

Addressing a Large and Growing Market Source: Ovum-RHK Jul'09 Report, Ovum-RHK Feb'09 Forecast and LightCounting Sept'09 Forecast 14% CAGR $1,143 $962 $1,047 10G, 40G, 100G Spending ($mm) $1,732 29% CAGR '10-'12 46% CAGR '10-'12 20% CAGR $885 $1,350 9

10 Revenue Trends 32% CAGR Credit Crisis

Technology and Market Driver in 100G

opnext

100G Industry Leadership

- Co-founded and edited CFP MSA (Multi-Source Agreement) for 100G client modules
- First to demonstrate interoperability for 100G CFP client module
- Editor for line side 100G MSA OIF (Optical Internetworking Forum)
- Developing IC technology for 100G line side

Recent Announcements

- Opnext and JDSU Test & Measurement demonstrate error-free 100GE traffic transmission
- Opnext delivers world's first ultra-high speed SMT multiplexer IC for 100G coherent transponders

Ongoing Developments

- R&D contracts
- Customer trials

11

12 Financial Highlights * Reconciliations of the non-GAAP financial measures are included in the Company's earnings releases dated February 4, 2010 and November 9, 2009 available on the Investor Relations section of the Company website at www.opnext.com. ** Includes the results of StrataLight Communications from January 2009. ** **

13 Financial Position (in thousands) Net cash = $99 million at December 31, 2009

14 A technology leader in 10G, 40G, & 100G Focused on the most attractive markets Diversified customer base & broad product portfolio Utilizing selective vertical integration and operational excellence to achieve world-class cost structure and execution Strong balance sheet & financial foundation Opnext is a global leader in high speed optics for communications networks Value Proposition

Thank You !!!